EXHIBIT 99.2

TPT Global Tech and Legacy Team LLC. with 650,000 Members Forge Strategic Marketing Partnership to Boost VuMe Super App Downloads and Enhance Shareholder Value

SAN DIEGO, CA / ACCESSWIRE / March 25, 2024 / TPT Global Tech, Inc. (OTC PINK:TPTW) (www.tptglobaltech.com), a leading innovator in the telecommunications and technology industries, and its subsidiary VuMe LLC, and Legacy Team LLC. (LTL), a social influencer associate is proud to announce a strategic marketing and promotions agreement set to transform the landscape of global e-commerce and digital marketing. This collaboration will leverage the company's VuMe Super App's leading-edge marketplace and its sophisticated live rooms and social media functions to expand the visibility and sales of LTL's extensive product range across 22 countries to over 650,000 members in LTL's Global network.

A Strategic Move to Accelerate Growth and Value

A central element of this partnership is that once VuMe is launched this collaboration is expected to surge VuMe app downloads, as the agreement taps into LTL's vast network of over 650,000 individual members worldwide, driving unprecedented adoption rates across 22 countries. With this surge in downloads, the company believes this will enhance TPT Global Tech's valuation, offering benefits to investors and shareholders by showcasing the company's robust growth potential and expanding user base.

Fostering Innovation and Expanding Reach

"Stephen J. Thomas III, CEO of TPT Global Tech, remarked, "This marketing and promotions agreement with LTL is not just a collaboration; it's a strategic move designed to accelerate our growth, increase app downloads, and ultimately enhance our value to shareholders. By integrating LTL's expansive network with our VuMe platform, we are setting a new standard for what is possible in the digital marketplace."

Echoing this sentiment, Mike Swilling www.michaelswilling.com, President of Legacy Team LLC and Master Associate of CTFO (Changing the Future Outcome) stated, "Our alliance with VuMe LLC represents a pivotal moment in our quest to provide unparalleled opportunities to our associates. This initiative will not only create more efficient sales and marketing campaigns, but we believe revolutionize our sales and marketing strategies and at the same time significantly contribute to VuMe's global adoption, benefiting all stakeholders involved."

A Catalyst for Growth and Opportunity

The agreement between the two companies is designed to mutually benefit both entities by combining LTL's vast network and product expertise with VuMe's technological prowess and digital platform. This collaboration is expected to drive growth, enhance customer engagement, and expand market reach, setting a new benchmark for success in the multi-level marketing and e-commerce industries.

Creating Value for Investors and Customers

The partnership also aims to create a synergistic relationship that drives growth for both companies, improves customer engagement, and significantly expands market reach. By leveraging LTL's large network and VuMe's technological capabilities, this collaboration is poised to deliver value to TPT Global Tech's investors and shareholders, highlighting the company's potential trajectory and commitment to innovation. TPT Global Tech is also gearing up to market CTFO's anti-aging nano technology Wellness product Gluta Myst under the company's medical Division TPT MedTech https://tptmedtech24.myctfo.com/.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.